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                                Exhibit 23(d)

                         CONSENT OF KPMG PEAT MARWICK
                             INDEPENDENT AUDITORS



The Board of Directors
Kentucky Community Bancorp, Inc.:

We consent to the use of our report dated February 5, 1993 on the consolidated financial statements of Kentucky Community Bancorp, Inc., and subsidiaries as of December 31, 1992 and 1991, and for each of the years in the three-year period ended December 31, 1992, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                                  /s/ KPMG Peat Marwick


Louisville, Kentucky
February 18, 1994